Exhibit 99.1

Contact:	Michael Kirshbaum	The Advisory Board Company
	Chief Financial Officer	2445 M Street, N.W.
	c/o Cameron Moss	Washington, D.C. 20037
	202.266.7538	www.advisory.com
MossC@Advisory.com

THE ADVISORY BOARD COMPANY REPORTS

RESULTS FOR QUARTER ENDED JUNE 30, 2014

Company Reports Quarterly Revenue of $142 Million, Contract Value Growth of 15%, and Announces

New Program

WASHINGTON, D.C. — (July 31, 2014) — The Advisory Board Company (NASDAQ: ABCO), a global technology, research, and services company providing a leading cloud-based performance platform for the health care and higher education industries, today announced financial results for the quarter ended June 30, 2014, highlighted by 15% growth in contract value and quarterly revenue.

Robert Musslewhite, Chairman and Chief Executive Officer of The Advisory Board Company, commented, “We are pleased with our solid performance for the quarter and our continued track record of growth. Our comprehensive portfolio and outstanding service drive tangible results for our members on the problems that are most important to them. In these times of great complexity in the industries we serve, our members can reliably turn to The Advisory Board Company for measurable, tangible results across a wide range of their operational and strategic issues. Our 4,500 members vote with their feet, and the 90% member renewal rate we earned this past year is a testament to the value they derive from their work with us.”

Revenue for the quarter increased 15% to $141.8 million, from $123.2 million for the quarter ended June 30, 2013. Contract value increased 15% to $548.4 million as of June 30, 2014, up from $475.8 million as of June 30, 2013. For the quarter ended June 30, 2014, net loss attributable to common stockholders was $3.2 million, or $0.09 per diluted share, compared to net income attributable to common stockholders of $3.7 million, or $0.10 per diluted share, for the quarter ended June 30, 2013. For the quarter ended June 30, 2014, adjusted EBITDA was $24.0 million, up from $22.5 million for the quarter ended June 30, 2013. Adjusted net income for the quarter ended June 30, 2014 was $11.0 million, or $0.30 per diluted share, compared to $11.4 million, or $0.31 per diluted share, for the quarter ended June 30, 2013. Adjusted EBITDA, adjusted net income, and non-GAAP earnings per diluted share are all non-GAAP financial measures.

Mr. Musslewhite continued, “I am excited to announce our latest new product launch, Crimson Medical Referrals. For our members, the issue of physician network building and management has come to the fore as an important strategic issue because it serves organizations well today under fee-for-service reimbursements and also in the risk-based models likely to become prevalent in the future. Yet despite the current and future strategic importance of referrals, most providers conduct them using frustrating and inefficient manual processes that are prone to error.

Based on technology we acquired last year with Medical Referral Source, Crimson Medical Referrals is a renewable software program that streamlines referral execution, captures independent business, and enhances care coordination across the delivery network. The program complements our large and growing Crimson Market Advantage membership, and we are optimistic about its potential.”

Outlook for Calendar Year 2014

The Company reaffirmed its previously announced calendar year 2014 guidance for revenue, adjusted EBITDA, and non-GAAP earnings per diluted share. For calendar year 2014, the Company expects revenue to be in a range of approximately $570 million to $580 million, adjusted EBITDA to be in a range of approximately $97 million to $103 million, and non-GAAP earnings per diluted share to be in a range of approximately $1.14 to $1.25. For calendar year 2014, the Company expects amortization from acquisition-related intangible assets to be approximately $11 million. For calendar year 2014, the Company expects an effective tax rate in a range of approximately 38.5% to 39.5%.

Non-GAAP Financial Measures

This press release and the accompanying tables present information about the Company’s adjusted EBITDA, adjusted net income, and non-GAAP earnings per diluted share, which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” for the three months ended June 30, 2014 and 2013 refers to net income attributable to common stockholders before adjustment for the items set forth in the first table. The term “adjusted net income” for the three months ended June 30, 2014 and 2013 refers to net income attributable to common stockholders excluding the net of tax effect of the items set forth in the second table below. The term “non-GAAP earnings per diluted share” for the three months ended June 30, 2014 and 2013 refers to earnings per diluted share excluding the net of tax effect of the items set forth in the third table below.

A reconciliation of the foregoing historical non-GAAP financial measures to the most directly comparable historical GAAP financial measures is provided below for each of the periods indicated. It is not practicable to provide a reconciliation of forecasted adjusted EBITDA or non-GAAP earnings per diluted share to the most directly comparable GAAP financial measures because certain items required for the forecast of such GAAP financial measures, including fair value adjustments to acquisition-related earn-out liabilities, equity in loss of unconsolidated entity, and gains and losses on investment in common stock warrants, cannot reasonably be estimated or predicted at this time.

	Three Months Ended June 30,
	2014	2013
Net income attributable to common stockholders	$(3,177)	$3,693
Equity in loss of unconsolidated entities	2,150	3,233
Accretion of non-controlling interest to redemption value	7,040	—
Provision for income taxes	3,933	4,335
Other income, net	(710)	(523)
Depreciation and amortization	9,078	6,354
Acquisition and similar transaction charges	268	—
Fair value adjustments to acquisition-related earn-out liabilities	(100)	700
Stock-based compensation expense	5,541	4,659

Adjusted EBITDA	$24,023	$22,451

	Three Months Ended June 30,
	2014	2013
Net income attributable to common stockholders	$(3,177)	$3,693
Equity in loss of unconsolidated entities	2,150	3,233
Accretion of non-controlling interest to redemption value	7,040	—
Amortization of acquisition-related intangibles, net of tax	1,452	1,136
Acquisition and similar transaction charges, net of tax	162	—
Fair value adjustments to acquisition-related earn-out liabilities, net of tax	(61)	431
Loss on investment in common stock warrants, net of tax	108	—
Stock-based compensation expense, net of tax	3,351	2,865

Adjusted net income	$11,025	$11,358

	Three Months Ended June 30,
	2014	2013
GAAP earnings per diluted share	$(0.09)	$0.10
Equity in loss of unconsolidated entities	0.06	0.09
Accretion of non-controlling interest to redemption value	0.19	—
Amortization of acquisition-related intangibles, net of tax	0.04	0.03
Acquisition and similar transaction charges, net of tax	0.01	—
Fair value adjustments to acquisition-related earn-out liabilities, net of tax	—	0.01
Loss on investment in common stock warrants, net of tax	—	—
Stock-based compensation expense, net of tax	0.09	0.08

Non-GAAP earnings per diluted share	$0.30	$0.31

Web and Conference Call Information

As previously announced, the Company will hold a conference call to discuss its first quarter performance this evening, July 31, 2014, at 5:30 p.m. Eastern Time. The conference call will be available via live webcast on the Company’s website at www.advisory.com/IR. To participate by telephone, the dial-in number is 888.336.7150. Participants are advised to dial in at least five minutes prior to the call to register. The webcast will be archived for seven days from 8:00 p.m. Eastern Time on Thursday, July 31, 2014, until 11:00 p.m. Eastern Time on Thursday, August 7, 2014.

About The Advisory Board Company

The Advisory Board Company is a global research, technology, and consulting firm partnering with 4,500 organizations and more than 200,000 leaders across health care and higher education. Through its innovative membership model, the Company collaborates with executives and their teams to elevate performance and solve their most pressing challenges. The Company provides strategic guidance, actionable insights, web-based software solutions, and comprehensive implementation and management services. For more information, visit the firm’s website, www.advisory.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including the Company’s expectations regarding its revenue, adjusted EBITDA, non-GAAP earnings per diluted share, stock-based compensation expense, amortization of acquisition-related intangibles, and effective tax rate for calendar year 2014 are based on information available to the Company as of July 31, 2014, the date of this news release, as well as the Company’s current projections, forecasts, and assumptions, and are subject to risks and uncertainties. You are hereby cautioned that these statements may be affected by certain factors, including those set forth below. Consequently, actual operations and results may differ materially from the results discussed or implied in the forward-looking statements, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ materially from those indicated or implied by the forward-looking statements include, among others, changes in the financial condition of the health care industry, our dependence on renewal of membership-based services, the need to attract new business and retain current members and qualified personnel, new product development, competition, risks associated with the Company’s software tools and management and advisory services, risks relating to privacy, information security, and other health care-related laws and standards, maintaining our third-party provider relationships and strategic alliances, our ability to license technology from third parties, impairment of goodwill, and various factors related to income and other taxes, as well as other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014, which is available for review on the Company’s website at www.advisory.com/IR and at the Securities and Exchange Commission’s website at www.sec.gov. Additional information will also be set forth in the Company’s Report on Form 10-Q for the quarter ended June 30, 2014, which will be filed with the Securities and Exchange Commission in August 2014.

Accordingly, readers are cautioned not to place undue reliance on the forward-looking statements made in this news release, which speak only as of the date of this news release. The Company does not undertake to update any of its forward-looking statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.

# # #

THE ADVISORY BOARD COMPANY

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

AND OTHER OPERATING STATISTICS

(In thousands, except per share data)

	Three Months Ended June 30,		Selected Growth Rates
	2014	2013
Statements of Income
Revenue	$141,820	$123,216	15.1%

Cost of services, excluding depreciation and amortization (1) (2)	74,218	65,950
Member relations and marketing (1)	26,576	22,188
General and administrative (1) (3)	22,712	17,986
Depreciation and amortization (4)	9,078	6,354

Operating income (5)	9,236	10,738
Other income, net	710	523

Income before provision for income taxes and equity in loss of unconsolidated entities	9,946	11,261
Provision for income taxes	(3,933)	(4,335)
Equity in loss of unconsolidated entities	(2,150)	(3,233)

Net income before allocation to noncontrolling interest	3,863	3,693
Net loss and accretion to redemption value attributable to noncontrolling interest (6)	(7,040)	—

Net (loss) income attributable to common stockholders	$(3,177)	$3,693

Net (loss) income attributable to common stockholders per share
Basic	$(0.09)	$0.10
Diluted	$(0.09)	$0.10

Weighted average common shares outstanding
Basic	36,413	35,488
Diluted	37,305	36,618

Contract Value (at end of period)	$548,379	$475,811	15.3%

Percentages of Revenue
Cost of services, excluding depreciation and amortization (1) (2)	52.3%	53.5%
Member relations and marketing (1)	18.7%	18.0%
General and administrative (1) (3)	16.0%	14.6%
Depreciation and amortization (4)	6.4%	5.2%
Operating income	6.5%	8.7%
Net income attributable to common stockholders	-2.2%	3.0%

(1) Amounts include stock-based compensation, as follows:
Cost of services	2,089	1,405
Member relations and marketing	1,081	976
General and administrative	2,371	2,278
(2) Amounts include fair value adjustments of acquisition-related earn-out liabilities, as follows:
Cost of services	(100)	700
(3) Amounts include acquisition and transaction related costs, as follows:
General and administrative	268	—
(4) Amounts include amortization of acquisition-related intangibles, as follows:
Depreciation and amortization	2,401	1,847
(5) Amounts include gain on investment in common stock warrants, as follows:
Other income, net	(180)	—
(6) Amount represents non-cash charge to accrete redeemable non-controlling interest to redemption value

THE ADVISORY BOARD COMPANY

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2014	March 31, 2014
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$41,057	$23,129
Marketable securities, current	2,427	2,452
Membership fees receivable, net	476,985	447,897
Prepaid expenses and other current assets	29,032	27,212
Deferred income taxes, current	10,864	5,511

Total current assets	560,365	506,201
Property and equipment, net	108,869	102,457
Intangible assets, net	34,220	33,755
Deferred incentive compensation and other charges	81,249	86,147
Marketable securities, net of current portion	88,883	161,944
Goodwill	152,748	129,424
Investments in and advances to unconsolidated entities	13,707	15,857
Other non-current assets	5,370	5,550

Total assets	$1,045,411	$1,041,335

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenue, current	$462,544	$459,827
Accounts payable and accrued liabilities	75,730	77,815
Accrued incentive compensation	11,583	28,471

Total current liabilities	549,857	566,113
Deferred revenue, net of current portion	147,705	127,532
Deferred income taxes, net of current portion	9,956	1,556
Other long-term liabilities	9,514	8,975

Total liabilities	717,032	704,176

Redeemable noncontrolling interest	7,113	100
The Advisory Board Company’s stockholders’ equity:
Common stock	363	363
Additional paid-in capital	427,249	429,932
Accumulated deficit	(105,615)	(91,468)
Accumulated other comprehensive (loss) income	(731)	(1,541)

Total stockholders’ equity controlling interest	321,266	337,286
Equity attributable to noncontrolling interest	—	(227)

Total stockholders’ equity	321,266	337,059

Total liabilities and stockholders’ equity	$1,045,411	$1,041,335

THE ADVISORY BOARD COMPANY

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended June 30,
	2014	2013
Cash flows from operating activities:
Net income before allocation to noncontrolling interest	$3,863	$3,693
Adjustments to reconcile net income before allocation to noncontrolling interest to net cash provided by operating activities:
Depreciation and amortization	9,078	6,354
Deferred income taxes	1,427	(907)
Excess tax benefits from stock-based awards	(5,007)	(8,314)
Stock-based compensation expense	5,541	4,659
Amortization of marketable securities premiums	589	692
Loss on investment in common stock warrants	180	—
Equity in loss of unconsolidated entities	2,150	3,233
Changes in operating assets and liabilities:
Membership fees receivable	(27,573)	(16,896)
Prepaid expenses and other current assets	3,187	3,894
Deferred incentive compensation and other charges	4,898	(3,957)
Deferred revenue	22,318	19,936
Accounts payable and accrued liabilities	713	(4,766)
Acquisition-related earn-out payments	(2,798)	(1,412)
Accrued incentive compensation	(16,888)	(11,412)
Other long-term liabilities	539	1,599

Net cash flows provided by (used in) operating activities	2,217	(3,604)

Cash flows from investing activities:
Purchases of property and equipment	(11,965)	(10,718)
Capitalized external use software development costs	(1,340)	(955)
Investments in and loans to unconsolidated entities	—	(5,664)
Cash paid for acquisitions, net of cash acquired	(25,830)	—
Redemptions of marketable securities	73,844	7,800
Purchases of marketable securities	—	(19,824)

Net cash flows provided by (used in) investing activities	34,709	(29,361)

Cash flows from financing activities:
Proceeds from issuance of stock from exercise of stock options	1,265	7,692
Withholding of shares to satisfy minimum employee tax withholding	(7,611)	(5,786)
Credit facility issuance costs	—	—
Proceeds from issuance of stock under employee stock purchase plan	155	126
Excess tax benefits from stock-based awards	5,007	8,314
Contributions from noncontrolling interest	200	—
Acquisition-related earn-out payments	—	—
Purchases of treasury stock	(18,014)	(6,159)

Net cash flows (used in) provided by financing activities	(18,998)	4,187

Net increase in cash and cash equivalents	17,928	(28,778)
Cash and cash equivalents, beginning of period	23,129	57,829

Cash and cash equivalents, end of period	$41,057	$29,051